UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2022
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On September 15, 2022, Pilgrim's Pride Corporation (the “Company”) issued a press release announcing that it is soliciting consents from the holders of each of its (1) 4.250% Sustainability-Linked Senior Notes due 2031 (the “2031 Notes”), and (2) 3.500% Senior Notes due 2032 (the “2032 Notes”, collectively with the 2031 Notes, the “Notes”), each issued by the Company to certain proposed amendments as set forth in the attached Consent Solicitation Statement dated September 15, 2022 to the indentures governing each series of Notes (the “Consent Solicitations”).
A copy of the Consent Solicitation Statement issued by the Company on September 15, 2022 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01. A copy of the press release announcing the Consent Solicitations is attached hereto as Exhibit 99.2.
The information furnished in Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Consent Solicitation Statement issued by the Company, dated September 15, 2022.

99.2	Press Release issued by the Company, dated September 15, 2022.

104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	September 15, 2022	/s/ Matthew Galvanoni
Matthew Galvanoni
Senior Vice President and Chief Financial Officer